Exhibit 99.1

Agreement Regarding the Joint Filing of Schedule 13D/A

The undersigned agree as follows:

(1)	Each of them is individually eligible to use the Schedule 13D Amendment to which this Exhibit is attached, and such Schedule 13D Amendment is filed on behalf of them;
(2)
Each of them is responsible for the timely filing of such Schedule 13D Amendment and any amendments thereto, and for completeness and accuracy of the information concerning such person contained herein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: May 29, 2008

SIGMA OPPORTUNITY FUND, LLC
By: Sigma Capital Advisors, LLC
By:  Kevin W. Waite, Authorized Representative

/s/ Kevin W. Waite
Kevin W. Waite

SIGMA BERLINER, LLC
By: Sigma Capital Advisors, LLC
By: Kevin W. Waite, Authorized Representative

/s/ Kevin W. Waite
Kevin W. Waite

SIGMA CAPTIAL ADVISORS, LLC
By:  Kevin W. Waite, Authorized Representative

/s/ Kevin W. Waite
Kevin W. Waite

SIGMA CAPITAL PARTNERS, LLC
By:  Kevin W. Waite, Authorized Representative

/s/ Kevin W. Waite
Kevin W. Waite

Thom Waye
By: Kevin W. Waite, By Power of Attorney

/s/ Kevin W. Waite
Kevin W. Waite